Exhibit 99.1

DynCorp International LLC Announces Pricing of Private Placement of $125 Million Senior Subordinated Notes Due 2013

FALLS CHURCH, Va.— July 14, 2008— DynCorp International LLC and its wholly-owned subsidiary DIV Capital Corporation announced today the pricing of $125 million in aggregate principal amount of additional 9 1/2% senior subordinated notes due 2013. The senior subordinated notes are to be issued under the issuers’ existing senior subordinated notes indenture.

DynCorp International LLC intends to use the net proceeds from the private placement to repay in part borrowings under its existing senior secured credit facility. Concurrently with the closing of the offering, DynCorp International LLC intends to enter into a new senior secured credit facility under which it intends to refinance the remainder of the balance under its existing senior secured credit facility.

The securities offered have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) or any state securities laws; and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior unsecured notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A and non-US persons under Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

About DynCorp International
DynCorp International (NYSE:DCP) is a provider of specialized mission-critical services to civilian and military government agencies worldwide, and operates major programs in law enforcement training and support, security services, base operations, aviation services, contingency operations, and logistics support. DynCorp International is headquartered in Falls Church, Va. For more information, visit www.dyn-intl.com.

This press release contains various forward looking statements. All statements other than statements of historical fact are forward looking statements. Without limiting the foregoing, the words “believes,” “thinks,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward looking statements. Forward looking statements involve risks and uncertainties. The Company cautions that these statements are further qualified by important economic, competitive, governmental and technological factors that could cause the Company’s business, strategy or actual results or events to differ materially, or otherwise, from those in the forward looking statements. These factors, risks and uncertainties include, among others, the following, the Company’s substantial level of indebtedness; government policies and the outcome of political elections; termination of key U.S. government contracts; changes in the demand for services that the Company provides; pursuit of new commercial business and foreign government opportunities; activities of competitors; bid protests; changes in significant operating expenses; changes in availability of capital; general political, economic and business conditions in the U.S.; acts of war or terrorist activities; variations in performance of financial markets; estimates of future contract values, as reported in our backlog ; anticipated revenue from indefinite delivery, indefinite quantity, or IDIQ, contracts; expected percentages of future revenue represented by fixed-price and time-and-materials contracts; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Accordingly, such forward looking statements do not purport to be predictions of future events or circumstances; therefore, there can be no assurance that any forward looking statement contained herein will prove to be accurate. We assume no obligation to update the forward looking statements.

Media Contact:
Douglas Ebner
571 722-0210

Investor Contact:
Cindy Roberts
817 224-1461